Exhibit 10.8

AMENDMENT NO. 5 TO
OYO GEOSPACE CORPORATION

1997 KEY EMPLOYEE STOCK OPTION PLAN

THIS AGREEMENT by OYO Geospace Corporation (the “Company”),

W I T N E S S E T H:

WHEREAS, the Company previously established the OYO Geospace Corporation 1997 Key Employee Stock Option Plan (the “Plan”);

WHEREAS, the Company reserved the right in Article VIII to amend the Plan; and

WHEREAS, the Company has determined to amend the Plan to bring the Plan into documentary compliance with section 409A of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, the Company agrees that, effective January 1, 2009, Article IX of the Plan is hereby amended by adding thereto the following new Section 9.12:

9.12   COMPLIANCE WITH SECTION 409A.  Options and Stock Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A.  For purposes of this Plan, “Section 409A” shall mean section 409A of the Code and the Department of Treasury rules and regulations issued thereunder.  If the Committee determines that a Stock Award, Option, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Stock Award, Option, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the holder.  The exercisability of an Option shall not be extended to the extent that such extension would subject the holder to additional taxes under Section 409A. This Section 9.12 is effective for Options and Stock Awards that are earned and vested on or after January 1, 2005.

Amended by the Board of Directors

on December 31, 2008

50118476.1